As  filed  with the Securities and Exchange Commission on January 9, 1997
 Registration No. 33-62299

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                     POST-EFFECTIVE AMENDMENT NO. 2

                                   to

                                FORM S-3

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                          _____________________
                       LOGIC DEVICES INCORPORATED
          (Exact name of Registrant as specified in its charter)

         CALIFORNIA                                       94-2893789
 (State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                           1320 Orleans Drive
                      Sunnyvale, California  94089
                             (408) 542-5400
        (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                         ______________________
                            William J. Volz
                               President
                      Logic Devices Incorporated
                          1320 Orleans Drive
                     Sunnyvale, California  94089
                            (408) 542-5400
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         _______________________
                               COPIES TO:

                          David R. Selmer, Esq.
                 Barack, Ferrazzano, Kirschbaum & Perlman
                          333 West Wacker Drive
                               Suite 2700
                        Chicago, Illinois  60606
                             (312) 984-3155

      Approximate date of commencement of proposed sale to the public: The Registrant is hereby amending this Registration Statement to deregister 31,850 shares of Common Stock (issuable upon exercise of a warrant to purchase Common Stock) previously registered under this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
 <square>

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
 <square> _____________________.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
 registration   statement    for    the    same    offering.     <square>
 ______________________.

      This Post-Effective Amendment No. 2 is being filed by the registration solely to remove from registration 31,850 shares of Common Stock, no par value per share (issuable upon exercise of a warrant to purchase Common Stock) which were previously registered but which have not been offered or sold.

                                     SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and authorized this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California on the 9th day of January, 1997.

                                    LOGIC DEVICES INCORPORATED


                                    By:/S/ WILLIAM J. VOLZ
                                          William J. Volz
                                          President


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on January 9, 1997.



      SIGNATURE                     TITLE

              *                     Chairman of the Board
      Howard L. Farkas


              *                     Director
      Burton W. Kanter


              *                     Director
      Albert Morrison, Jr.


      /S/WILLIAM J. VOLZ            President and Director
      William J. Volz               (Principal Executive Officer)


      /S/TODD J. ASHFORD            Chief Financial Officer (Principal
      Todd J. Ashford               Financial and Accounting Officer)


 * Todd J. Ashford, by signing his name hereto, does hereby sign this document on behalf of himself and on behalf of each of the other persons named above pursuant to powers of attorney duly executed by such other persons and included on the signature page of the original filing of this Registration Statement.



                               /S/TODD J. ASHFORD
                              Todd J. Ashford, Attorney-in-fact